Exhibit 99.1

Cheniere Energy Closes Sabine Pass LNG Project Debt Financing Package;
HSBC and Societe Generale Arrange $822 Million Senior Secured Credit Facility

    HOUSTON--(BUSINESS WIRE)--Feb. 28, 2005--Cheniere Energy Inc. (AMEX:LNG) announced that its wholly-owned limited partnership, Sabine Pass LNG, L.P. ("Sabine Pass LNG"), has closed a $822 million Senior Secured Credit Facility ("Credit Facility") with a syndicate of 47 financial institutions. Lead arrangers of the Credit Facility were HSBC Securities (USA) Inc. and SG Corporate & Investment Banking ("SG CIB"), an arm of Societe Generale. Societe Generale served as Administrative Agent and HSBC Securities (USA) Inc. served as Syndications Agent. The Credit Facility will be used to fund a substantial majority of the costs of constructing and placing into operation the Sabine Pass LNG liquefied natural gas ("LNG") receiving terminal in Cameron Parish, La.
    In December 2004, the Federal Energy Regulatory Commission approved the construction of the Sabine Pass LNG receiving terminal in Cameron Parish, La. The approval, under Section 3 of the Natural Gas Act, authorizes Sabine Pass LNG to construct and operate a liquefied natural gas receiving terminal. Construction is anticipated to start by the end of first quarter of 2005. The facility is designed to process 2.6 billion cubic feet per day of LNG.
    The Credit Facility will be available for draws to pay project costs incurred during construction following Sabine Pass LNG's equity contribution and standard conditions precedent. The Credit Facility's final maturity date will occur no later than ten years from the closing. In connection with the closing of the Credit Facility, Sabine Pass LNG has entered into swap agreements with HSBC Bank USA, National Association and Societe Generale, New York Branch. Under the terms of the swap agreements, Sabine Pass LNG will hedge the LIBOR interest rate component of its drawings under the Credit Facility up to a maximum amount of $700 million. The material terms and conditions of the Credit Facility and the swap agreements will be described in a Current Report on Form 8-K filed with the Securities & Exchange Commission.
    HSBC Securities (USA) Inc. is an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc ("HSBC"). HSBC is headquartered in the UK. The HSBC Group serves over 110 million customers worldwide from approximately 10,000 offices in 76 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. With assets of US$1,154 billion at June 30, 2004, HSBC is one of the world's largest banking and financial services organizations. HSBC is marketed worldwide as "The World's Local Bank."
    SG CIB is the corporate and investment banking arm of Societe Generale Group, one of the largest financial services groups in the euro-zone. The Societe Generale Group employs more than 88,000 people worldwide in three key businesses: Retail Banking & Financial Services; Asset Management, Private Banking & Securities Services; and Corporate & Investment Banking. SG CIB is present in over 45 countries across Europe, the Americas and Asia and is a bank of reference in Euro Capital Markets, Derivatives and Structured Finance.
    Cheniere Energy Inc. is a Houston-based energy company principally engaged in developing LNG receiving terminals and Gulf of Mexico E&P activities. Cheniere is developing 100% owned Gulf Coast LNG receiving terminals near Sabine Pass in Cameron Parish, La.; near Corpus Christi, Texas; and near the Creole Trail in Cameron Parish, La. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is building an LNG receiving terminal in Freeport, Texas. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P., which owns 91%. Additional information about Cheniere Energy Inc. may be found on its Web site at www.Cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy Inc., Houston
             David Castaneda, 713-265-0202
             Info@Cheniere.com